Exhibit 10.4

EXECUTION VERSION

This COLLATERAL AND SECURITY AGREEMENT (the "Agreement") is entered into as of April 13, 2018 (the "Effective Date"), by and between Richard Michael Minicozzi and Janina Y. Minicozzi (together, "Minicozzi"), and Clip Interactive, LLC, a Colorado limited liability company (the ''Company").

RECITALS

A.	Company is obtaining a new loan facility from Bank of the West (the "Lender") in an aggregate principal amount of $6,000,000 (the "BOTW Loan"), which is secured by the assets of the Company, on the terms set forth in: (i) that certain Promissory Note in $6,000,000 principal amount by and between the Company and Lender; (ii) Assignment of Deposit Account and Commercial Guaranty by and between Lender, the Company and Jeffrey Thramann; (iii) Assignment of Deposit Account by and among Minicozzi, the Company and Lender; and (iv) other ancillary certificates and documents among the parties thereto, each dated on or about the date hereof and as may be amended from time to time (the items in (i)-(iv) collectively, the "Loan Documents"), and the proceeds of which shall be used to repay all amounts owing by Company to Colorado Business Bank (the "Existing Loan");

B.	Lender has required that certain cash collateral be provided as additional collateral support for the BOTW Loan; and Minicozzi has agreed to provide up to $2,000,000 in such additional collateral support as provided in the Loan Documents; and to grant Lender a security interest in an amount up to $2,000,000 held in an account maintained at Lender (the "Minicozzi Deposit Account").

C.	In consideration of and in connection with the foregoing, the Company and Minicozzi are entering into this Agreement

AGREEMENT

The parties agree as follows:

1.	ADDITIONAL COLLATERAL; PROMISE TO REPAY; GRANT OF SECURITY INTEREST.

1.1           Provision of Additional Collateral. Concurrently with the execution and delivery of this Agreement, Minicozzi hereby agrees to enter into that such agreements as may be required by Lender (the "Additional Collateral Documents") pursuant to which Minicozzi will subject up to $2,000,000 (the "Additional Collateral Amount") to a security interest in favor of the Lender, such that following Minicozzi's execution and delivery of the Additional Collateral Documents, the Additional Collateral Amount will be deemed "Collateral" under the Loan Documents, and shall be subject to the same obligations and restrictions (including the Lender's right of setoft) as the other cash collateral being provided to Lender to secure the BOTW Loan (collectively, the "Collateral Grant").

1.2           Promise to Repay. In the event any portion of the Additional Collateral Amount is applied to pay the obligations owing by Company to Lender (the "Applied Amount"), Company shall promptly issue to Minicozzi a promissory note in substantially similar form as attached hereto as EXHIBIT A as evidence of Borrower's promise to repay such Applied Amount (the "Note"). The obligations under the Note, if issued, will not alleviate the Company from its obligations to pay the Collateral Support Fee hereunder.

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1.3            Grant of Security Interest. To secure Company's payment obligations owing to Minicozzi under this Agreement and the Note, Company hereby grants Minicozzi a security interest in all of the assets and personal property (including accounts receivable) of Company. Company authorizes Minicozzi to file a financing statement to perfect this security interest, and Company will take such actions as Minicozzi deems appropriate from time to time to perfect or continue the security interest granted hereunder. Upon the occurrence and during the continuance of any default or noncompliance by Company of any obligations hereunder or the Note, or any event of default under the Loan Documents, Minicozzi may, at his election and without notice of his election and without demand, exercise any and all other rights and remedies available to Company as provided under the Colorado Uniform Commercial Code, by law, or in equity.

2.	CONSIDERATION

2.1	Fees.

(a)                In exchange for the Collateral Grant, the Company will pay to Minicozzi a cash fee in the amount of (i) $710,000.00 plus (ii) the product of (A) $1,808 times (B) the number of days elapsed between April I, 2018 and the Effective Date ((i) and (ii) together, the "Initial Fee"), to be paid in lawful money of the United States of America via wire transfer by the Company to Minicozzi on or before April 30, 2018.

(b)                It is the intention of the Company and Minicozzi to strictly comply with applicable usury laws, if any. Accordingly, notwithstanding any provision of this Agreement, or the Note if issued, or the Warrant (in each case as such documents may be amended from time to time and collectively, the "Minicozzi Agreements") to the contrary, in no event shall the Minicozzi Agreements require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceeds the maximum amount permitted by any such applicable laws, as the same may be amended or modified from time to time. The Company and Minicozzi agree and acknowledge that the Collateral Support Fee and any other amounts payable under the Minicozzi Agreements comply with applicable Colorado usury laws and the Company agrees not to make and hereby waives any right that it has to pursue, any claim or defense of usury in connection with the Minicozzi Agreements, and shall indemnify Minicozzi against any losses that Minicozzi incurs as a result of a claim or defense of usury brought against Minicozzi (including for reasonable attorney's fees).

2.2          Warrant Issuance. Concurrently with the execution and delivery of this Agreement and the effectiveness of the Additional Collateral Documents, the Company shall issue to Minicozzi, a warrant to purchase up to 300,000 of the Company's Series 1 Common Shares in substantially the form attached hereto as EXHIBIT B (the "Warrant"). The exercise price of the Warrant is $0.01 per share.

2.3          Renewals; Extensions. In the event that the Additional Collateral Amount continues to act as collateral for the BOTW Loan pursuant to the Loan Documents and is still outstanding (or if at such time the BOTW Loan is in default and the Note has been issued to Minicozzi), on each anniversary of the Effective Date, Company shall (i) pay to Minicozzi an annual cash fee equal to the sum of (a) $660,000.00 (the "Base Amount") plus (b) the product of (I) the Base Amount times (II) the difference of (x) 1.4% and (y) the per annum rate of interest earned by Minicozzi on the Additional Collateral Amount while such is maintained in the Minicozzi Deposit Account plus (c) a $50,000 renewal fee (the amounts in (a)-(c) collectively, the "Renewal Fee") and (ii) issue to Minicozzi, an additional warrant to purchase up to 300,000 of the Company's Series 1 Common Shares in a form substantively similar to the Warrant. In the event this Agreement is terminated prior to each such anniversary date, then the Company shall pay to Minicozzi a pro-rated amount of the Renewal Fee for such year.

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2.4           Optional Conversion to Series B Preferred Shares. In lieu of a cash payment in respect of the Collateral Support Fee (defined below), Minicozzi may elect, by providing the Company with written notice within three days after the Additional Collateral Release Date, to convert some or all of the Collateral Support Fee then due and payable (if any) by the Company to Minicozzi into a number of the Company's Series B Preferred Shares at a price per share equal to the Series B Original Issue Price (as defined in the Company's Third Amended and Restated Operating Agreement, dated May 26, 2015 (the "Operating Agreement")). As of the date hereof, the Series B Original Issue Price is $1.0435 per Series B Preferred Share. As used herein, "Collateral Support Fee" means an amount equal to the Initial Fee plus the Renewal Fee.

2.5           Release of Additional Collateral. Minicozzi acknowledges and agrees that the Company may refinance the BOTW Loan or take any other actions it deems reasonable to release Minicozzi' s obligations to the Lender in respect of the Additional Collateral at any time; provided that such actions provide for the payment in full of the Collateral Support Fee and any other amounts payable hereunder and the full release of the Minicozzi Deposit as collateral under the BOTW Loan.

2.6           Additional Collateral Release Date. As used herein, "Additional Collateral Release Date" means the earliest of: (i) the date the Minicozzi Deposit Account and the Additional Collateral Amount are no longer "Collateral" under the Loan Documents, (ii) a date mutually agreed by the Company and Minicozzi and (iii) a date mutually agreed by the Company and Minicozzi; provided, however, in the event that the Additional Collateral Release Date is a date prior to the nine month anniversary of the date hereof, then, unless otherwise approved by Minicozzi in his sole discretion, the Collateral Support Fee shall be paid on the nine month anniversary of the date hereof.

2.7           Reimbursement of Costs. All out of pocket costs and expenses, includin'g reasonable attorneys' fees, incurred or paid by Minicozzi (i) in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, or (ii) to Lender in accordance with the terms of the Additional Collateral Documents (including pursuant to any indemnity obligations of Minicozzi thereunder), or (iii) to Lender in connection with the establishment of the Minicozzi Deposit Account, or (iv) in connection with the CBB Agreements (defined below), or (v) legal fees associated with the negotiation and review of the aforementioned documents, shall become a part of the obligations secured hereunder and shall be paid to Minicozzi by Company promptly upon demand.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to Minicozzi as of the date hereof that:

3.1           Organization, Good Standing and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the requisite limited liability company power to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not materially and adversely affect the Company or its business.

3.2           Limited Liability Company Power. The Company has all requisite limited liability company power to execute and deliver this Agreement and to issue the Warrant, and to carry out and perform its obligations under the terms of the Minicozzi Agreements. The Company's Board of Directors (the "Board") has approved the Minicozzi Agreements based upon a reasonable belief that the BOTW Loan and issuance of the Warrant is appropriate for the Company after reasonable inquiry concerning the Company's capital requirements.

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3.3           Authorization. All limited liability company action on the part of the Company, the Board and its shareholders necessary for the authorization, execution and delivery of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Warrant and the reservation of the equity securities issuable upon the exercise of the Warrant (the "Conversion Securities"), has been taken or will be taken prior to the issuance of such Conversion Securities. The Minicozzi Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to Jaws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of the applicable Minicozzi Agreements, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws. The execution and delivery of the Minicozzi Agreements do not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under the Company's organizational documents, the BOTW Loan, any other agreements with Lender or any other material agreement of the Company.

3.4           Compliance with Securities Laws. Assuming the accuracy of the representations and warranties of Minicozzi contained in Section 4 hereof, and subject to completion of any required filings, the Warrant and the Conversion Securities (collectively, the "Securities") will be issued in compliance with all applicable federal and state securities laws.

4.	REPRESENTATIONS AND WARRANTIES OF MINICOZZI

Minicozzi hereby represents and warrants to the Company as follows:

4.1           Purchase for Own Account. Minicozzi is acquiring the Warrant and the Note (if issued) solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2           Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, Minicozzi hereby: (a) acknowledges that he has received all the information he has requested from the Company and considers necessary or appropriate for deciding whether to enter into the Additional Collateral Documents, the Minicozzi Agreements and to acquire the Securities, (b) represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Additional Collateral Documents, the Minicozzi Agreements and the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given or made available to Minicozzi and (c) further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of these transactions.

4.3           Ability to Bear Economic Risk. Minicozzi acknowledges that entering into the Additional Collateral Documents, the Minicozzi Agreements and purchasing the Securities involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4           Further Limitations on Disposition. Without in any way limiting the representations set forth above, Minicozzi further agrees not to make any disposition of all or any portion of any of the Securities unless and until:

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(a)            There is then in effect a valid registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)            Minicozzi shall have notified the Company in writing of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Minicozzi shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 of the Securities Act, except in unusual circumstances.

Notwithstanding the provisions of Section 4.4(a) and (hl above, no such registration statement or opinion of counsel shall be necessary for a transfer by gift, will or intestate succession to any spouse or lineal descendants or ancestors of Minicozzi, in each case if and only if each such transferee agrees in writing to be subject to the terms and conditions hereof to the same extent as Minicozzi hereunder.

4.5           Accredited Investor Status. Minicozzi is an "accredited investor" as such term is defined in Rule 50I under the Securities Act.

4.6           Legends. Minicozzi understands and agrees that all certificates evidencing any of Conversion Securities may bear one or all of the following legends:

(a)            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(b)            Any legend set forth in, or required by, the Operating Agreement.

(c)           Any legend required by the securities laws of any state to the extent such laws are applicable to the Conversion Securities represented by the certificate, instrument, or book entry so legended.

5.	AFFIRMATIVE COVENANTS.

5.1           Further Assurances. At any time and from time to time each of the Company and Minicozzi shall execute and deliver such further instruments and take such further action as may reasonably be requested by the other party to effect the purposes of this Agreement. The Company shall promptly and, in any event within 24 hours of the occurrence thereof, provide Minicozzi with written notice of any failure to timely pay amounts due under the Loan Documents or any other Event of Default thereunder.

5.2           Maintenance of Minicozzi Deposit Account. Minicozzi shall, at all times from the date hereof until the Additional Collateral Release Date, maintain a cash balance in immediately available funds of at least $2,000,000 in the Minicozzi Deposit Account such that the Lender can exercise any and all rights in respect of the Additional Collateral Amount pursuant to the Additional Collateral Documents.

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5.3          "Market Stand-Off'' Agreement. Minicozzi hereby agrees that he will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Shares (as defined in the Operating Agreement) (or other securities) of the Company held by him (other than those included in the registration) during the 180-day period following the effective date of the Company's first firm commitment underwritten public offering of its Common Shares registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided, that, all executive officers and directors of the Company are bound by and have entered into similar agreements. Minicozzi agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with his obligations under this Section 5.3 or that are necessary to give further effect to this Section 5.3. In addition, if requested by the Company or the representative of the underwriters of securities of the Company, Minicozzi shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5.3 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

5.4          Additional Indebtedness. From and after the date hereof, the Company shall not, without the prior written consent of Minicozzi, incur any additional indebtedness from any bank, institutional lender or otherwise in excess of $100,000 after the date hereof unless, in connection with such incurrence of indebtedness the Collateral Support Fee and all other amounts required to be paid in connection herewith are paid in full and all collateral obligations regarding the Minicozzi Deposit Account are released; provided, however, that the foregoing shall not prevent the Company from issuing and selling unsecured convertible promissory notes after the date hereof so long as such notes are specifically subordinated to the obligations under this Agreement and the Note (if issued).

6.             NEGATIVE COVENANTS. Company shall not, (a) without the prior written consent of Minicozzi, (i) incur any indebtedness from Lender in excess of $6,000,000; (ii) create, incur, assume or suffer to exist any lien or encumbrance with respect to any of its property, except for the financing of equipment in the ordinary course of business; or (b) without at least ten (10) days prior written notice to Minicozzi, relocate its chief executive office or state of formation or change its legal name or experience any change in corporate form.

7.	MISCELLANEOUS

7.1           Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.

7.3           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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7.5          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address, email address or facsimile number on the signature page below, and to Minicozzi at his address, email address or facsimile number set forth on his signature page below or at such other addresses as the Company or Minicozzi may designate by 10 days' advance written notice to the other parties hereto.

7.6           Modification; Waiver. A modification or waiver of such provisions of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and Minicozzi; provided. however, that any provision hereof may be waived by any waiving party on such party's own behalf, without the consent of any other party.

7.7           Expenses. The Company shall pay the expenses and legal fees incurred by each of the Company and Minicozzi with respect to this Agreement and the transactions contemplated herein, including, without limitation, any payment or reimbursement obligations of Minicozzi under the Additional Collateral Documents.

7.8           Effectiveness; Termination of Existing Agreements. This Agreement represents the entire agreement with respect to the subject matter hereof, is effective upon the execution by the parties hereto and the repayment of the Existing Loan, and supersedes all prior negotiations, agreements and commitments, including that certain Collateral and Security Agreement dated as of March 30, 2017 (which was entered into by and between Company and Minicozzi in connection with the Existing Loan), and any promissory notes or other documents, instruments or agreements with respect to any indebtedness, collateral or security interest entered into in connection therewith (collectively, the "CBB Agreements"). The parties acknowledge and agree that, upon the effectiveness of this Agreement and payoff of the Existing Loan and release of all collateral securing the Existing Loan, the CBB Agreements and all rights and obligations therein are hereby terminated and of no further force or effect, and, without limiting the foregoing, any payment obligations thereunder shall be deemed fully paid and satisfied.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CLIP INTERACTIVE, LLC

By:

Name: Michael Lawless

Title: CEO

/s/ Richard Michael Minicozzi
RICHARD MICHAEL MINICOZZI

/s/ Janina Y. Minicozzi
JANINA Y. MINICOZZI

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EXHIBIT A

FORM OF NOTE

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SECURED PROMISSORY NOTE

Principal Amount:$[•)	[DATE] Boulder, CO

FOR VALUE RECEIVED, Clip Interactive, LLC, a Colorado limited liability company, ("Borrower"), hereby promises to pay to the order of Rick Minicozzi and Janina Minicozzi (together, "Holder"), in lawful money of the United States of America and in immediately available funds, the principal sum of [•] (the "Loan") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below. Such amount shall be in addition to any amounts owed with respect to the Collateral Support Fee (as defined and set forth in that certain Collateral and Security Agreement, dated as of April , 2018, by and between Holder and Borrower (the "Collateral and Security Agreement").

1.             Repayment Unless earlier paid in accordance with Section 4 below, the outstanding principal amount of the Loan and all accrued but unpaid interest thereon shall be due and payable upon the written demand of Holder delivered to Borrower at least 5 business days before the desired date of repayment (the date on which such payment is to be made pursuant to such demand, the "Repayment Date"). Accrued interest under this Note shall be paid to Holder, in arrears, on the first day of each month following the date such Loan is made. All payments on this Note shall be in lawful money of the United States of America.

2.             Interest Rate. Borrower promises to pay simple interest on the outstanding principal amount from the date hereof until payment in full, which interest shall be payable at the rate of 33.0% per annum or the maximum rate permissible by law, whichever is less. It is the intention of Borrower and Holder to strictly comply with applicable usury laws. Accordingly , notwithstanding any provision of the Collateral and Security Agreement or the Note (in each case as such documents may be amended from time to time (collectively, the "Minicozzi Agreements") to the contrary, in no event shall the Minicozzi Agreements require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceeds the maximum amount permitted by any such applicable laws, as the same may be amended or modified from time to time. Borrower and Holder agree and acknowledge that the amounts payable under the Minicozzi Agreements comply with applicable Colorado usury laws and Borrower agrees not to make and hereby waives any right that it has to pursue, any claim or defense of usury in connection with the Minicozzi Agreements, and shall indemnify Holder against any losses that Holder incurs as a result of a claim or defense of usury brought against Minicozzi (including for reasonable attorney's fees).

3.             Application of Payments. All payments on this Note shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof.

4.             Prepayment. Borrower may voluntarily prepay this Note at any time without the consent of Holder.

5.            Default Each of the following events shall be an " Event of Default" hereunder:

5.1            Borrower fails to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the Repayment Date;

5.2           Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

5.3          An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower; or

5.4           Upon the occurrence of an Event of Default under Section 5.2 or Section 5.3), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable and Holder will have all remedies available under the Colorado Uniform Commercial Code with respect to Holder's security interest in Borrower's assets, including, without limitation, foreclosure and sale of such assets.

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6.             Certain Waivers. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

7.             Modification. No term or provision of this Note may be amended or waived without the written consent of Borrower and Holder.

8.             Governing Law. This Note shall be governed by and construed under the laws of the State of Colorado, as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.

9.             Assignment. This Note may be transferred by Holder only upon its surrender to Borrower for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of Borrower's obligation to pay such interest and principal.

10.          Secured Promissory Note. This Note is secured by all of the Borrower's assets as set forth in Collateral and Security Agreement.

11.          Senior Indebtedness. The indebtedness evidenced by this Note and Holder's right to receive payment hereunder is subordinate to the senior and prior payment in full of all amounts owing by Borrower to Bank of the West.

12.           Amendment; Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Holder; provided, however, that any right hereunder may be waived by any waiving party on such party's own behalf, without the consent of any other party.

13.          Guaranty. The Company's payment obligations under this Note are guaranteed pursuant to that certain Unconditional Guaranty issued by Jeffery Thramann in favor of Minicozzi on or about the date hereof.

BORROWER:

CLIP INTERACTIVE, LLC

By :
Name: Jeff Thramann
Title: Manager

HOLDER:

Rick Minicozzi

Janina Minicozzi

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EXHIBIT B

FORM OF WARRANT

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UNCONDITIONAL GUARANTY

April _, 2018

RECITALS

Richard Michael Minicozzi and Janina Y. Minicozzi (together, "Minicozzi") and Clip Interactive, LLC, a Colorado limited liability company ("Company") are parties to that certain Collateral and Security Agreement dated as of April_, 2018 (the "Agreement") (attached hereto as EXHIBIT A) with respect to certain cash collateral provided by Minicozzi in support of a loan facility provided by Bank of the West ("Lender") to Company. Pursuant to the terms of the Agreement, Company shall issue a promissory note to Minicozzi (the "Note") as evidence of Company's obligation to repay Minicozzi the amount of cash collateral applied by Lender to repay such loans. This Unconditional Guaranty shall be issued and effective upon the execution and delivery of the Agreement by the parties thereto. Jeffrey J. Thramann ("Guarantor") has agreed to guaranty the Company's obligations under the Note issued pursuant to the Agreement. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.

1.             Guarantor hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Company owes to Minicozzi under the Note in strict accordance with its terms. If Company does not pay any amount owing to Minicozzi under the Note, Guarantor shall immediately pay all amounts due to Minicozzi under the Note.

2.              Until all of the amounts that Company owes to Minicozzi under the Note have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Company, and Guarantor waives any right to enforce any remedy that Minicozzi now has or may hereafter have against Company.

3.              Any indebtedness of Company now or hereafter held by Guarantor is hereby subordinated to the repayment of obligations under the Note owing by Company to Minicozzi; and such indebtedness of Company to Guarantor shall be collected, enforced and received by Guarantor as trustee for Minicozzi and be paid over to Minicozzi on account of the indebtedness of Company to Minicozzi but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Guarantor subordinates to Minicozzi any security interests, liens or encumbrances now or hereafter securing Company's personal property (including accounts receivable), and all right, title, security interest, and other interest that Guarantor may have or hereafter acquire in and to Company's personal property. The security interest of Minicozzi in Company's personal property (including accounts receivable) shall be and remain at all times a security interest prior and superior to the security interest of Guarantor in Company's personal property.

4.              Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.

5.              If Company becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Company, and in any such proceeding some or all of any indebtedness or obligations under the Note are terminated or rejected or any obligation of Company is modified or abrogated, or if Company's obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or I modified and such liability shall continue in full force and effect as if no such action or proceeding had I occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Minicozzi upon the insolvency, bankruptcy or reorganization of Company, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

6.             No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Guarantor's and Minicozzi's prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective.

7.              This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior Note among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.

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8.              Minicozzi may assign this Guaranty without in any way affecting Guarantor's liability under it. This Guaranty is binding upon Guarantor and Guarantor's successors and assigns. This Guaranty shall inure to the benefit of Minicozzi and its successors and assigns.

9.              Guarantor represents and warrants to Minicozzi that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, and (ii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

10.           This Guaranty shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.

11.           In the event that any signature to this Guaranty is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf' signature page were an original hereof.

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date set forth above.

Guarantor:

Jeffrey J. Thramann

Address:

Acknowledged:

Richard M. Minicozzi

Janina Y. Minicozzi

Address:

CLIP INTERACTIVE, LLC

By:
Name: Michael Lawless
Title: Chief Executive Officer

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EXHIBIT A

COLLATERAL AND SECURITY AGREEMENT

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THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CLIP INTERACTIVE, LLC

WARRANT TO PURCHASE LIMITED LIABILITY COMPANY SHARES

WC-2018-1	APRIL [5], 2018

Void After April 5, 2023

THIS WARRANT TO PURCHASE LIMITED LIABILITY COMPANY SHARES CERTIFIES THAT, for value received, Rick Minicozzi and Janina Y. Minicozzi, or their assigns (together, the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Clip Interactive, LLC, a Colorado limited liability company, with its principal office at 3100 Carbon Place, Suite 102, Boulder, CO 80301 (together with its successors, the "Company")up to Three Hundred Thousand (300,000) Exercise Shares (as defined below and subject to adjustments as described below).

1.              Definitions. As used herein, the following terms shall have the following respective meanings:

(a)            "Exercise Period" shall mean the period commencing with the date hereof and ending five years from the date hereof, unless sooner terminated as provided below.

(b)           "Exercise Price" shall mean $0.01 per share, subject to adjustment pursuant to Section 5 below.

(c)           "Exercise Shares" shall mean the Series 1 Common Shares of the Company (the "Shares"), as defined in the Company's limited liability company operating agreement as in effect as of the date hereof (the "Operating Agreement"), issuable upon exercise of this Warrant to Purchase Limited Liability Company Shares (this "Warrant").

2.         Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)           An executed Notice of Exercise in the form attached hereto;

(b)           Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)           This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

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The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

2.1           Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one of the Shares is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y (A-B) A

Where X =	the number of Shares to be issued to the Holder

Y =	the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Share of the Company (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Share shall be determined by the Company's Board of Directors or similar governing body in good faith but shall in no event be less than the then-current liquidation value thereof; provided, however, that in the event the Company makes an initial public offering of its Shares the fair market value per share shall mean: (i) if the Warrant is being converted in connection with and contingent upon a public offering of the Shares, and if the Company's registration statement relating to such public offering has been declared effective by the U.S. Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering; or (ii) if the Warrant is not being converted in connection with and contingent upon a public offering of the Company's securities, then as follows: (x) if traded on a securities exchange or the NASDAQ National Market, the fair market value of the Shares shall be deemed to be the average of the closing or last reported sale prices of the Shares on such exchange or market over the 30-day period ending five business days prior to the date of calculation, or (y) if otherwise traded in an over-the-counter market, fair market value of the Shares shall be deemed to be the average of the closing bid and ask prices of the Shares over the 30-day period ending five business days prior to the date of calculation.

2.2           Capital Account. Upon the exercise of this Warrant, the Company shall cause a capital account for the Holder to be established and maintained in accordance with the Operating Agreement.

3.             Covenants of the Company.

3.1           Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, and free from all taxes, liens and charges with respect to the issuance thereof.

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3.2           Notices of Record Date. In the event of any taking by the Company of a record of the holders of Shares for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.3           No Impairment. The Company shall not, by amendment of its Operating Agreement or other organic document or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

4.              Representations of Holder.

4.1           Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2           Securities Are Not Registered.

(a)           The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)          The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares, or to comply with any exemption from such registration.

(c)           The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during specified periods not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3           Disposition of Warrant and Exercise Shares.

(a)           The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)                 The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)                There is then in effect a registration statement under the Act covermg such proposed disposition and such disposition is made in accordance with said registration statement; or

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(iii)               The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b)           The Holder understands and agrees that in the event certificates evidencing the shares are issued to the Holder, such certificates may bear the following or a similar legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

5.                   Adjustment of Exercise Price. In the event of changes in the outstanding equity interests of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of equity interests, separations, reorganizations, liquidations, or the like, the number of equity interests available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of equity interests as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such equity interests until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.                  Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.                   Early Termination. In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Act; or any capital reorganization, or any reclassification of the capital stock or equity of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares); or any consolidation or merger of the Company with or into any other entity or person or any other reorganization, in which the equity holders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization; or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is sold or otherwise transferred (excluding any consolidation or merger effected exclusively to change the domicile of the Company); or any sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; or any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall provide to the Holder ten (10) days advance written notice of such event, and this Warrant shall terminate unless exercised prior to the date such public offering is closed or the occurrence of such other event.

8.      Market Stand-Off Agreement. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares (or other securities) of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180 days) following the effective date of a registration statement of the Company filed under the Act in connection with the Company's initial public offering. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Shares (or other securities) until the end of such period. The underwriters of the Company's Shares are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

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9.                   No Voting Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a member of the Company.

10.               Transfer of Warrant. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

11.               Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.               Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 3100 Carbon Place, Suite 102, Boulder, CO 80301, and to the Holder at the address(es) set forth on the books and records of the Company or at such other address(es) as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

13.               Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.               Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Colorado.

15.               Other Agreements. Upon exercise of this Warrant, Holder agrees that it shall execute a counterpart signature page and become party as a member or shareholder to the Operating Agreement and any other agreements governing the rights and obligations of holders of Equity Securities, in each case, as in effect as of the date of such exercise.

16.              Amendment and Waiver. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of April [5], 2018.

CLIP INTERACTIVE, LLC

By:

Name: Michael Lawless

Title: CEO

/s/ Richard Michael Minicozzi
RICHARD MICHAEL MINICOZZI

/s/ Janina Y. Minicozzi
JANINA Y. MINICOZZI

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NOTICE OF EXERCISE

TO: Clip Interactive, LLC

(1)      ☐#61608;        The undersigned hereby elects to purchase _________ Series 1 Common Shares (the "Shares") of Clip Interactive, LLC (the "Company") pursuant to the terms of the attached Warrant to Purchase Limited Liability Company Shares (the "Warrant"), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

           ☐        The undersigned hereby elects to purchase _________ Series 1 Common Shares (the "Shares") of Clip Interactive, LLC (the "Company") pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)       Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(3)       The undersigned represents that (i) the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the period of time prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form
and supply required information. Do not use this form

to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	___________, 20__

Holder’s Signature:	_____________________________________________________________

Holder’s Address:	_____________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of companies and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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